Execution Copy

Loan Agreement

Dated as of February 18th , 2010

By and between:
HOMI Industries Ltd, an Israeli company, #512805193, whose address for the purposes of this Agreement shall be Gav-Yam Centre, Building #3,  3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel; Fax: +972-9-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel, Fax: +972-2-9997993, e-mail: Mail@ReifLaw.com (“HOMI”);

And:	Ilan Bahry, I.D. 032033136, email: Ilan@GlobalHorizonsGroup.com

Amir Schechtman, I.D. 038299624, email: amirshechner@walla.com; and

Oded Yeoshoua, I.D. 27373026, email: Oded@GlobalHorizonsGroup.com all of whose address for fhe purposes of this Agreement shall be c/o Ilan Bahry, 44 Balfour Street, Tel-Aviv 65226 (individually and collectively, the “Lender”);

Whereas:
HOMI owns a turnkey computerized minibar system, including 280 HOMI® computerized minibars, a central unit and a license to HOMI® software, whose installation is scheduled for the end of February 2010 at the Fashion 26 Wyndham Hotel, located at 152 West 26 street, New York, USA (the “Hotel” and the “Minibar System”, respectively), and which HOMI’s affiliate, HOMI USA, Inc. (the “Affiliate”), which is under common control as HOMI, will then operate under an outsource operation agreement which has been signed and entered into between the Affiliate and the Hotel (the “Operation” and the “Outsource Agreement”, respectively); and

Whereas:	HOMI would like to take a loan from Lender, and Lender would like to grant a loan to HOMI, which will be repaid in accordance with and subject to the terms and conditions set forth herein;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1
Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to HOMI the principal amount of $140,000.- (One hundred forty thousand US Dollars) (the “Loan”), being equivalent to $500 for each minibar in the Minibar System.

1.2	All rights and obligations of Lender pursuant to this Agreement shall be allocated as follows: Ilan Bahry: 45%; Amir Schechtman: 30%; Oded Yeoshoua (25%).

1.3
The Loan will be made available to HOMI by February 25th, 2010  (hereinafter: the “Loan Date”), by means of SWIFT wire transfer to HOMI’s account No. 725000/52 at Bank Leumi, branch No. 809. IBAN: IL690108090000072500052, either in US Dollars or, in Lender’s discretion, in New Israeli Shekels according to the Dollar/Shekel Representative Rate of Exchange last published prior to the transfer directions being given by Lender.

2.	Repayment

2.1	HOMI undertakes to repay the entire Loan, in the manner set forth below.

2.2	On a monthly basis, for each month of the Operation, commencing as of the first calendar month following the Loan Date:

a.
HOMI will deliver to Lender a copy of its Affiliate’s monthly invoices to the Hotel in respect of the full amount of monthly net revenues from the Operation (“HOMI’s Invoice to the Hotel”), which the Hotel is obliged to pay to the Affiliate under the Outsource Agreement for that month (“Net Revenues from Hotel”), usually by the 10th of each calendar month.

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Loan Agreement - Wyndham
HOMI Industries - I. Bahry
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b.
From the sum equal to the Net Revenues from Hotel, HOMI will deduct: (i) the cost of goods being sold via the Minibar System, with no margin to HOMI, (ii) Operations’ direct labour costs, (iii) maintenance fees of $0.06 per minibar per day, and (iv) a management fee of 8% of Net Revenues from Hotel (collectively, “Operational Payments”). The aforementioned maintenance fees are all-inclusive, and in return HOMI will take whatever action is needed, including parts and labour, to maintain the Minibar System in normal working condition.

c.
If Net Revenues from Hotel, as collected by HOMI’s Affiliate, exceed Operational Payments by at least $3,500 then HOMI will pay to Lender a sum equal to 60% of all such excess, towards repayment of the Loan.

d.
If Net Revenues from Hotel, as collected by HOMI’s Affiliate, exceed Operational Payments by more $2,100 but less than $3,500, then HOMI will pay to Lender exactly $2,100 towards repayment of the Loan.

e.
If Net Revenues from Hotel, as collected by HOMI’s Affiliate, exceed Operational Payments by less than $2,100, then HOMI will pay to Lender a sum equal to 100% of all such excess, towards repayment of the Loan.

f.	If Net Revenues from Hotel, as collected by HOMI’s Affiliate, do not exceed Operational Payments, then no payment will be made to Lender for that month.

g.
Payments to Lender as set forth above will be effected on the 30th of the calendar month following the month for which payment is being made, by means of swift wire transfer to Lender’s joint account No 351325, at the Lincoln Branch (No. 772) of Bank HaPoalim (No. 12), IBAN IL780127720000000351325. All payments made to such account shall be deemed payments to Lender under this Agreement, and Lender alone shall be responsible for allocation and distribution of payments amongst Lender.

2.3
The provisions of Sections 2.2c, 2.2d and 2.2e above shall only apply for the first 8 years of this Agreement (the “Initial Term”). Thereafter, HOMI will pay to Lender a sum equal to 60% of the entire amount by which Net Revenues from Hotel shall exceed Operational Payments, if at all.

2.4	A sample spreadsheet showing key elements of the mechanism for implementation of the provisions of this Section 2 above, is attached hereto as Exhibit A’.

2.5
HOMI shall continue to effect the payments to Lender pursuant to Sections 2.2 and 2.3 above, for as long as the Operation continues in respect of the Minibar System. Initially, all payments made to Lender hereunder shall go towards repayment of the principal of the Loan. If and when the aggregate total of such repayments exceeds the principal of the Loan, such repayments shall be deemed interest on the Loan.

2.6
If the Outsource Agreement is terminated during the Initial Term and the Minibar System removed from the Hotel, then HOMI will, at its own cost, reinstall the Minibar System at one or more other hotels at which the Minibar System will have equivalent revenue earning capacity as in the Hotel, as soon as possible and in any event within 6 months of its removal from the Hotel, and the period between said removal and reinstallation shall not be included in the Initial Term for the purposes of Section 2.3 above.

2.7
If reinstallation was not performed within said 6 months, then HOMI shall be obliged, at any time during the following 3 months, to transfer the fixed charge being granted to Lender under Section 5.1 below, to other installed minibars, of equivalent value and revenue earning capacity, and such other minibars will then form the basis for the computations as set forth in Sections 2.2 and 2.3 above, provided that, for said 3 months, HOMI shall in any event repay to Lender 50% of the amount specified in Section 2.2e above.

2.8
If the Outsource Agreement is terminated at the end of its third year, in the context of a purchase of the Minibar System by the Hotel, then HOMI will pay to Lender 75% of the payment it receives from the Hotel in respect of said purchase of the Minibar System, and this, together with all repayments already made to Lender prior to that time, will constitute full and final repayment of the Loan and all accrued Interest.

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Loan Agreement - Wyndham
HOMI Industries - I. Bahry
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3.	Specified Purpose of Loan

3.1
The Parties hereby confirm and agree that HOMI requested the Loan for the sole purpose of using all of said Loan to finance its activity in the ordinary course of business, including making financing available to one or more of its subsidiaries and/or affiliates, to finance their activity in the ordinary course of business (the “Specified Purpose”).

3.2	HOMI hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

3.3
HOMI hereby recognizes and acknowledges that Lender’s consent to make the Loan to HOMI in accordance with the terms hereof is inter alia subject to and in reliance upon HOMI’s undertaking as set forth in Section 3.2 above, which is a fundamental condition of this Agreement.

4.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

4.1
HOMI shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

4.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of HOMI to repay the Loan, in its entirety, and failure by HOMI to repay the Loan in its entirety shall be considered an Event of Default, regardless of the reason for such failure;

4.3
HOMI shall default in the performance of any material covenant or obligation contained herein and such default is not remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

4.4	HOMI uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

4.5
any representation or warranty made by or on behalf of HOMI to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been materially incorrect or misleading;

4.6
any judgment materially affecting the ability of HOMI to repay the Loan and pay the Interest shall be entered against HOMI or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

4.7
any proceedings seeking to declare HOMI bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against HOMI, and such proceeding shall not be dismissed within thirty (30) days;

4.8	any event shall occur materially adversely affecting the ability of HOMI to repay the Loan under the terms of this Agreement.

5.	Security and Collateral

5.1
As security and collateral for the full and timely repayment of the Loan pursuant to this Agreement, HOMI will, promptly upon receipt of the Loan, cause its Affiliate to encumber the Minibar System by registering a first degree fixed charge over the Minibar System, in favour of the Lender and will take such action as is required in order to give this fixed charge full effect, including by means of its being reported and registered with the appropriate authorities, with a copy to Lender. This fixed charge will remain in force until the Loan has been repaid in full, at which time Lender will cooperate with HOMI in the cancellation and removal of the fixed charge.

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HOMI Industries - I. Bahry
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5.2
Upon the occurrence of an Event of Default, and for as long as said Event of Default remains uncured, Lender may, without prejudice to any and all other rights, remedies and/or relief to which Lender may be entitled by law, exercise and realize any and all security interests and/or collateral granted to Lender by HOMI pursuant to the terms hereof, including the security and collateral as set forth in Section 5.1 above, without in any way derogating from HOMI’s obligation to pay to Lender any and all sums still owed by HOMI to Lender pursuant to the terms hereof even after said actions by the Lender.

5.3
HOMI hereby recognizes, acknowledges and agrees that Lender may, at any particular time, hold various forms of security and/or collateral in respect of the Loan, whether received from HOMI or from any third party, including the security and collateral as set forth in Section 5.1 above (all such security and collateral being termed hereinafter, the “Collateral”), and that Lender’s rights herein with respect to the security and collateral as set forth in Section 5.1 above shall remain in full force and effect regardless of, and in addition to, any other Collateral then held by Lender, and Lender shall have full and absolute discretion as to the order and/or nature in which it exercises and/or realizes its rights in the Collateral, if at all, and as to the timing of any such exercise and/or realization, and HOMI hereby waives any and all claims, demands and/or actions, of any kind whatsoever, against Lender, in this regard.

5.4
HOMI undertakes, from time to time forthwith upon a Lender’s demand, in order to guarantee Lender’s rights with respect to any current and/or and future creditors, to take any action and sign any instrument and/or form and/or agreement as per Lender’s request, in the event Lender and/or HOMI believes that any laws by which it or its assets are bound require such action or signature in order to accord full validity to the Collateral, against the whole world.

5.5
If HOMI and/or the Affiliate cease to operate as a solvent, going concern, and Lender exercises its rights in the Collateral, thereby taking title in the Minibar System, then HOMI shall cause Affiliate to grant its consent to an assignment of the Outsource Agreement, to Lender.

6.	HOMI’s General Covenants

6.1
HOMI shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

6.2
HOMI shall conduct its affairs in such manner as is appropriate for the subsidiary of a public company whose shares are traded on the New York OTCBB, and in accordance with all laws and regulations by which it is bound.

7.	Representations and Warranties

HOMI hereby represents and warrants to Lender as follows:

7.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

7.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

7.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof.

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HOMI Industries - I. Bahry
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8.	Miscellaneous

Lender shall be entitled, at any time and without requiring HOMI’s consent, to assign all or any part of his rights under this Agreement, to any other entity. HOMI shall not be entitled to assign all or any part of its rights and/or obligations under this Agreement, except to a subsidiary or affiliate, without Lender’s advance written consent. No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. The headings used in this Agreement are for convenience of reference only and will not be used in the construction of this Agreement. Any use of the word “including” in this Agreement shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require. No principle of construction against the drafter shall apply in any way to this Agreement or any of the Exhibits, Appendices and/or Schedules attached hereto. No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance. In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof. This Agreement shall be deemed to have been made and concluded in Israel and the construction, validity and performance of this Agreement shall be governed by the laws of Israel without giving effect to the conflicts of law principles thereunder. By their execution hereof, the parties irrevocably agree to submit all disputes arising hereunder to the jurisdiction of the competent courts of Tel-Aviv, Israel. Notices sent by one Party to the other under this Agreement will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

Loan Agreement on the date first above written:
_______________________________ HOMI Industries Ltd	________________________________ Ilan Barhy
_______________________________ HOMI Industries Ltd	________________________________ Amir Schechtman
________________________________ Oded Yeoshoua